Exhibit 10.1

AMENDMENT AGREEMENT dated as of April 14, 2005 (this “Amendment”), to the First Lien Credit Agreement dated as of March 29, 2004, as amended by Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004 (the “Existing Credit Agreement”), among ATP OIL & GAS CORPORATION (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. The Borrower has requested that the Existing Credit Agreement be amended to, among other things, provide for New Term Loans, the proceeds of which will be used as specified in the preliminary statement to the Restated Credit Agreement (as defined below).

B. Each Lender with outstanding Existing Term Loans (each, an “Existing Lender”) will be afforded the opportunity to acquire New Term Loans on the Restatement Date (as defined below) in an aggregate principal amount equal to the aggregate principal amount of the outstanding Existing Term Loans of such Existing Lender on the Restatement Date. Each Existing Lender that executes and delivers a signature page to this Amendment under the caption “Continuing Lender” (each, a “Continuing Lender”) at or prior to 12:00 (noon), New York City time, on April 14, 2005 (the “Signing Date”) will be deemed to have agreed to the terms of this Amendment and to so acquire New Term Loans in such aggregate principal amount, in each case upon the effectiveness of this Amendment on the Restatement Date. Each Existing Lender that does not execute and deliver a signature page to this Amendment at or prior to the Signing Date (each such Existing Lender, a “Departing Lender”) will be deemed not to have agreed to this Amendment, and the Borrower will repay or cause to be repaid the outstanding principal amount of such Existing Lender’s Existing Term Loans upon the effectiveness of this Amendment on the Restatement Date. The Existing Term Loans of Continuing Lenders shall be deemed to have been repaid in full upon the exchange thereof for New Term Loans in the same aggregate principal amount on the Restatement Date.

C. Each person (other than a Continuing Lender in its capacity as such) that agrees to make New Term Loans (each, an “Additional Lender”) will, on the Restatement Date, make such New Term Loans to the Borrower in the manner contemplated by Section 1 hereof.

D. The Continuing Lenders and the Additional Lenders are willing to so acquire and make, respectively, the New Term Loans to the Borrower on the Restatement Date, subject to the terms and conditions and for the purposes set forth herein and in the Restated Credit Agreement.

E. The Borrower and the Requisite Lenders (as defined below) desire to amend and restate the Existing Credit Agreement in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Restated Credit Agreement”) to, among other things, set forth the terms and conditions under which the Continuing Lenders and the Additional Lenders will acquire and make, respectively, the New Term Loans to the Borrower, and to make certain other amendments thereto.

F. The amendment and restatement of the Existing Credit Agreement evidenced by the Restated Credit Agreement is subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 5 hereof and shall become effective as provided in Section 6 hereof.

G. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Restated Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. New Term Loans. (a) Subject to the terms and conditions set forth herein and in the Restated Credit Agreement, as of the Restatement Date, (i) each Continuing Lender agrees to exchange its Existing Term Loans for New Term Loans of like outstanding principal amount (such New Term Loans, the “Rollover Term Loans”) and (ii) each Additional Lender agrees to make New Term Loans to the Borrower in amounts equal to the amount of New Term Loans such person commits to make on the Restatement Date as set forth on the signature page of such person to this Amendment. For purposes hereof, a person shall become an Additional Lender and a party to the Restated Credit Agreement by executing and delivering to the Administrative Agent, on or prior to the Signing Date, a signature page to this Amendment setting forth the amount of New Term Loans such person commits to make on the Restatement Date.

(b) Each Continuing Lender shall be deemed to have acquired its Rollover Term Loans on the Restatement Date in exchange for its Existing Term Loans. Each Additional Lender shall fund the proceeds of its New Term Loans to the Administrative Agent on the Restatement Date, in the manner contemplated by the Restated Credit Agreement (including Section 2.02 thereof).

(c) The commitments of the Additional Lenders and the exchange undertakings of the Continuing Lenders are several and no such Lender shall be responsible for any other Lender’s failure to make or acquire by exchange any New Term Loans.

(d) The obligations of each Continuing Lender and each Additional Lender to acquire or make New Term Loans on the Restatement Date are subject to (i) the satisfaction or waiver in accordance with the Restated Credit Agreement of each of the conditions in Article IV of the Restated Credit Agreement and (ii) this Amendment having become effective in accordance with Section 6 hereof.

(e) On the Restatement Date, the Borrower shall apply (and hereby irrevocably directs the Administrative Agent, pursuant to Section 2.12 of the Restated Credit Agreement, to so apply) a sufficient amount of the cash proceeds of the New Term Loans to (i) prepay in full the Existing Term Loans of the Departing Lenders, (ii) pay all accrued and unpaid interest on all such Existing Term Loans to but excluding the Restatement Date, and (iii) pay to each Departing Lender all amounts payable pursuant to Section 2.12(b) of the Existing Credit Agreement, and pay to each Departing Lender and each Existing Lender all amounts (if any) payable pursuant to Section 2.16 of the Existing Credit Agreement, in each case as a result of the prepayment of such Lender’s Existing Term Loans on the Restatement Date.

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(f) The Requisite Lenders hereby waive the requirements of Sections 2.02, 2.12 (other than the last sentence of Section 2.12(d) thereof), 2.17 and 2.19 of the Restated Credit Agreement, to the extent they relate to the borrowings and prepayments contemplated by this Amendment.

(g) On the Restatement Date, each Departing Lender, to the extent of the repayment as contemplated by Section 1(e) above, shall cease to be a party to the Existing Credit Agreement and shall be released from all further obligations thereunder and shall have no further rights to or interest in any of the Collateral; provided, however, that notwithstanding that the Existing Term Loans shall be refinanced in full on the Restatement Date, the provisions of the Existing Credit Agreement as in effect immediately prior to the Restatement Date with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments will continue in full force and effect with respect to, and for the benefit of, each Existing Lender in respect of such Lender’s Existing Term Loans existing under the Existing Credit Agreement prior to the Restatement Date.

SECTION 2. Amendment and Restatement of the Existing Credit Agreement. The Borrower and the Requisite Lenders agree that the Existing Credit Agreement (including all exhibits and schedules thereto) shall be amended and restated on the Restatement Date such that, on the Restatement Date, the terms set forth in the Restated Credit Agreement shall replace the terms of the Existing Credit Agreement (with Schedule 2.01 being modified to set forth the Continuing Lenders and the Additional Lenders and their respective Term Loan Commitments). As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement.

SECTION 3. Amendment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Continuing Lender that executes and delivers a signature page to this Amendment in its capacity as such to the Administrative Agent (or its counsel) at or prior to the Signing Date, an amendment fee (the “Amendment Fee”) in an amount equal to 2.00% of the aggregate principal amount of the Rollover Term Loans of such Continuing Lender. The Amendment Fee shall be payable in immediately available funds on the Restatement Date. Once paid, the Amendment Fee shall not be refundable.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that, as of the Restatement Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and the Restated Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower.

(b) The representations and warranties set forth in Article III of the Restated Credit Agreement are true and correct in all material respects on and as of the Restatement Date with the same effect as though made on and as of the Restatement Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

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(c) No Default or Event of Default has occurred and is continuing.

SECTION 5. Conditions to the Effectiveness of the Restated Credit Agreement. The Restated Credit Agreement shall become effective on the date on which (i) each of the conditions in Article IV of the Restated Credit Agreement is satisfied or waived in accordance with the Restated Credit Agreement and (ii) this Amendment shall have become effective in accordance with Section 6 hereof.

SECTION 6. Effectiveness; Amendment. This Amendment shall become effective as of the date first set forth above on the date (the “Restatement Date”) on which (a) the Administrative Agent shall have received the Amendment Fee and (b) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Administrative Agent and the Requisite Lenders. As used herein, the term “Requisite Lenders” shall mean (x) each Continuing Lender and (y) Additional Lenders that have committed to make New Term Loans on the Restatement Date (as set forth on the signature pages to this Amendment of such Additional Lenders) in an aggregate amount that is equal to at least $350,000,000 less the aggregate amount of the Rollover Term Loans. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

SECTION 7. No Novation. Neither this Amendment nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, except as expressly provided for herein with respect to the prepayment of the Existing Term Loans of the Departing Lenders. Except with respect to such prepayment, nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or the Borrower or any other Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder. The Existing Credit Agreement and each of the other Loan Documents (as defined in the Existing Credit Agreement) shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith. This Amendment shall constitute a Loan Document for all purposes of the Existing Credit Agreement and the Restated Credit Agreement.

SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6 hereof. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION,

By	/s/ T. Paul Bulmahn
Name:	T. Paul Bulmahn
Title:	President

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CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, individually as a Lender, as a Continuing Lender, as an Additional Lender and as Administrative Agent and Collateral Agent,

By	/s/ James Moran
Name:	James Moran
Title:	Managing Director

By	/s/ Denise Alvarez
Name:	Denise Alvarez
Title:	Associate

New Term Loan Commitment:

$

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SIGNATURE PAGE TO

AMENDMENT AGREEMENT TO

ATP OIL & GAS CORPORATION

CREDIT AGREEMENT

To approve Amendment Agreement

as a Continuing Lender:

Name of Institution:                                                                         ,

as a Continuing Lender,

By
Name:
Title:

SIGNATURE PAGE TO

AMENDMENT AGREEMENT TO

ATP OIL & GAS CORPORATION

CREDIT AGREEMENT

To approve Amendment Agreement

as an Additional Lender:

Name of Institution:                                                                         ,

as an Additional Lender,

By
Name:
Title:

New Term Loan Commitment:*

$

*	Amount subject to reduction in connection with the allocation of Term Loan Commitments as contemplated by the definition of such term set forth in the Restated Credit Agreement.

EXHIBIT A TO ATP OIL & GAS

CORPORATION AMENDMENT

AGREEMENT DATED AS OF

APRIL 14, 2005

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 14, 2005,

among

ATP OIL & GAS CORPORATION,

THE LENDERS NAMED HEREIN,

and

CREDIT SUISSE FIRST BOSTON,

as Administrative Agent and Collateral Agent

CREDIT SUISSE FIRST BOSTON,

as Sole Bookrunner, Sole Lead Arranger, Syndication Agent and Documentation Agent

[CS&M Ref No. 5865-238]

Schedules
Schedule 1.01(a)	Approved Counterparties
Schedule 1.01(b)	Mortgaged Properties
Schedule 1.01(c)	Subsidiary Guarantors
Schedule 2.01	Lenders and Commitments
Schedule 3.08	Subsidiaries
Schedule 3.09	Litigation
Schedule 3.10	Certain Agreements
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 3.19(a)	Domestic Filing Offices
Schedule 3.19(b)	Mortgage Filing Offices
Schedule 3.19(c)	Foreign Filing Offices
Schedule 3.20(a)	Oil and Gas Properties
Schedule 3.20(b)	Owned Property
Schedule 3.20(c)	Other Leased Property
Schedule 4(d)	Local Counsel
Schedule 6.01	Outstanding Indebtedness on Restatement Date
Schedule 6.02	Liens Existing on Restatement Date

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Exhibits
EXHIBIT A	Form of Administrative Questionnaire

EXHIBIT B	Form of Assignment and Acceptance

EXHIBIT C	Form of Borrowing Request

EXHIBIT D	Form of Guarantee and Collateral Agreement

EXHIBIT E-1	Form of UK Pledge Agreement

EXHIBIT E-2	Form of UK Security Agreement

EXHIBIT F	Form of Dutch Pledge Agreement

EXHIBIT G-1	Form of Opinion of Jackson Walker L.L.P.

EXHIBIT G-2	Form of Local Counsel Opinions

EXHIBIT H	Form of Mortgage

AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 14, 2005, among ATP OIL & GAS CORPORATION, a Texas corporation (the “Borrower”), the Lenders (as defined in Article I), and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

The Borrower, the Administrative Agent, the Collateral Agent and the lenders party thereto (the “Existing Lenders”) previously entered into the First Lien Credit Agreement dated as of March 29, 2004, as amended by Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004 (the “Existing Credit Agreement”), under which the Existing Lenders extended credit to the Borrower in the form of term loans in an aggregate principal amount of $185,000,000 (of which $183,237,500 aggregate principal amount (the “Existing Term Loans”) is outstanding immediately prior to the Restatement Date (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I)).

The Borrower has requested that the Lenders agree to make New Term Loans to the Borrower on the Restatement Date, in an aggregate principal amount not in excess of $350,000,000 (including the amount of Existing Term Loans exchanged for New Term Loans as provided for in the Amendment Agreement), the proceeds of which will be used by the Borrower (a) to prepay the Existing Term Loans, together with accrued and unpaid interest thereon, to the extent such Existing Term Loans are not exchanged for New Term Loans as provided for in the Amendment Agreement, (b) to prepay all amounts due or outstanding under the Second Lien Credit Agreement and (c) to pay fees and expenses incurred in connection with the Transactions. The remaining proceeds of the New Term Loans are to be used from time to time solely for general corporate purposes.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein and in the Amendment Agreement.

The Borrower and the Lenders desire to amend and restate the Existing Credit Agreement in the form hereof to, among other things, set forth the terms and conditions under which the Lenders will make the New Term Loans to the Borrower and make certain other amendments thereto.

The amendment and restatement of the Existing Credit Agreement evidenced by this Agreement shall become effective as provided in the Amendment Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Amendment Agreement” shall mean the Amendment Agreement dated as of April 14, 2005, effecting, among other things, the amendment and restatement of the Existing Credit Agreement.

“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 5.50%, or (b) with respect to any ABR Term Loan, 4.50%.

“Approved Counterparty” shall mean, with respect to any Hedging Agreement, a counterparty that, at the time such Hedging Agreement is entered into, is (a) the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or a Lender, (b) any person whose senior unsecured long-term debt is rated as Investment Grade, (c) those persons listed on Schedule 1.01(a) or (d) any other person that is reasonably acceptable to the Administrative Agent.

“Asset Coverage Ratios” shall mean the Proved Reserve Coverage Ratio, the PDP Coverage Ratio and the Debt to Reserve Amount.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any other Collateral Loan Party of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) Hydrocarbons and other inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of or made in the ordinary course of business, or (ii) dispositions between or among Subsidiaries that are not Collateral Loan Parties), provided that (x) any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $500,000 and (y) any asset sale entered into by the Borrower or any Subsidiary in the good faith exercise of its business judgment, involving the sale, transfer or other disposition by the Borrower or such Subsidiary of Hydrocarbron Interests in exchange for a commitment of the transferee to bear a disproportionate share of the costs attributable to the Oil and Gas Properties to which such Hydrocarbon Interests relate, shall be deemed not to be an “Asset Sale” for purposes of this Agreement.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Bcfe” shall mean billion cubic feet equivalent, determined by using the ratio of six thousand cubic feet of natural gas to one stock tank barrel (or 42 U.S. gallons liquid volume) of crude oil, condensate or natural gas liquids.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date hereof) other than the Management Investors shall own, directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, and the percentage of the aggregate ordinary voting power represented by the shares of capital stock of the Borrower owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by the shares of capital stock of the Borrower owned by the Management Investors; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or a Subsidiary is a party.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Restatement Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Date or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean March 29, 2004.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document, and shall also include the Mortgaged Properties and the Foreign Pledged Collateral.

“Collateral Loan Party” means the Borrower and each Subsidiary Guarantor (other than any Immaterial Foreign Subsidiary).

“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment.

“Commodity Hedging Agreement” shall mean a commodity price risk management or purchase agreement or similar arrangement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated March 2005.

“Consolidated EBITDAX” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation, depletion and amortization for such period, (iv) geological and geophysical expense for such period, (v) all amounts attributable to impairment of oil and gas properties for such period, (vi) any non-cash compensation charges, including any arising from employee stock options, taken during such period, (vii) any extraordinary losses for such period and (viii) any other non-cash charges (other than the write-down of current assets) for such period, and minus (b) without duplication (i) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clauses (a)(vi) or (viii) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP and (c) the aggregate amount of all dividends in respect of Preferred Equity Interests paid in cash by the Borrower and the Subsidiaries during such period. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to Interest Rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person’s assets are acquired by the Borrower or any Subsidiary, (c) the income of any person in which any other person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such person during such period and (d) any gains attributable to sales of assets out of the ordinary course of business.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Current Assets” shall mean, at any time, the consolidated current assets of the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding the current portion of any long-term Indebtedness.

“Current Ratio” shall mean, at any time, the ratio of Current Assets at such time to Current Liabilities at such time. For purposes of calculating the Current Ratio, each of Current Assets and Current Liabilities shall exclude (a) gains and losses resulting from the mark-to-market of commodity price risk management transactions in accordance with FASB 133 and (b) non-cash allocations to expense and other non-cash adjustments in accordance with FASB 143.

“Debt to Reserve Amount” shall mean, on any date of determination, the dollar amount per Bcfe determined by dividing (a) Total Net Debt on such date by (b) Total Proved Developed Reserve Volume on such date.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for debt securities prior to the first anniversary of the Maturity Date.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Dutch Parallel Debt” shall mean, with respect to any Loan Party and in any given currency at any given time, an amount equal to the aggregate amount of such Loan Party’s Underlying Debt Obligations at such time expressed in the currency thereof.

“Dutch Sector” shall mean the jurisdiction of The Netherlands commonly referred to as the Dutch Sector—North Sea.

“Dutch Security Agreements” shall have the meaning assigned to such term in Section 9.19.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

“Equity Issuance” shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of the Borrower or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of Disqualified Capital Stock, (c) any issuance of directors’ qualifying shares, (d) sales or issuances of common stock of the Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time and (e) issuances of common stock of the Borrower pursuant to the exercise from time to time of any warrants issued and outstanding on the Restatement Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; (i) any Foreign Benefit Event; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDAX for such fiscal year and (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets (other than cash and Permitted Investments) minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year payable in cash, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDAX, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13) made by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness and (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets (other than cash and Permitted Investments) minus Current Liabilities from the beginning to the end of such fiscal year).

“Exchange Rate” shall mean, on any day, with respect to any foreign currency, the noon buying rate in New York City for such foreign currency on such date for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

“Existing Credit Agreement” shall have the meaning assigned to such term in the preliminary statement to this Agreement.

“FASB 133” means Statement No. 133 of the Financial Accounting Standards Board, “Accounting for Derivative Instruments and Hedging Activities”.

“FASB 143” means Statement No. 143 of the Financial Accounting Standards Board, “Accounting for Asset Retirement Obligations”.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated March 23, 2004, between the Borrower and the Administrative Agent (it being acknowledged and agreed between the Borrower and the Administrative Agent that the “Facilities” referred to therein shall be deemed to refer to the term loan facilities provided for by this Agreement).

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments under any applicable law on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $2,500,000 by the Borrower or any of the Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Subsidiaries, or the imposition on the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $2,500,000.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Pledge Agreements” shall mean the collective reference to (a) the Charge of Shares in ATP Oil & Gas (UK) Limited, substantially in the form of Exhibit E-1, between the Borrower and the Collateral Agent and (b) the Pledge of Shares in the capital of ATP Oil & Gas (Netherlands) B.V., substantially in the form of Exhibit F, between the Borrower, ATP Oil & Gas (Netherlands) B.V. and the Collateral Agent, each for the ratable benefit of the Secured Parties.

“Foreign Pledged Collateral” shall mean the Equity Interests pledged by the Borrower or any Subsidiary under the Foreign Pledge Agreements, for the ratable benefit of the Secured Parties, to secure the Obligations.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the ratable benefit of the Secured Parties.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any Commodity Hedging Agreement, Interest Rate Hedging Agreement or foreign currency exchange agreement or other currency exchange rate hedging arrangement.

“Hydrocarbons” shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products directly or indirectly refined, separated, settled and dehydrated therefrom, including kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, leasehold interests and licenses, oil, gas and mineral leases, leasehold interests and licenses, or other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to Oil and Gas Contracts, net profit interests, net revenue interests, oil payments, production payments, production payment interests and similar interests and estates, including all reserved or residual interest of whatever nature and all reversionary or carried interests relating to any of the foregoing.

“Immaterial Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary that (a) contributed 5% or less of the Consolidated EBITDAX of the Borrower and the Subsidiaries for the period of four fiscal quarters most recently ended on or prior to the date of determination, and (b) had Oil and Gas Properties representing less than 5% of PV-10 Value based upon the Reserve Report most recently delivered prior to the date of determination. As of the Restatement Date, ATP Oil & Gas (Netherlands) B.V. is the only Immaterial Foreign Subsidiary.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances and (k) the liquidation preference of, and all other obligations of such person in respect of, Disqualified Capital Stock of such person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05.

“Independent Engineering Firm” shall mean Ryder Scott Company L.P., Troy-Ikoda Limited and/

or one or more other independent engineering firms selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDAX for such period to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business

Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Hedging Agreement” shall mean any interest rate swap, cap or collar agreement or other interest rate protection agreement or interest rate hedging arrangement.

“Investment Grade” shall mean a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s.

“L-06 Investments” shall mean investments by Loan Parties in, and loans and investments by Loan Parties to, ATP Oil & Gas (Netherlands) B.V. to fund the development of the L-06d block located in the Dutch Sector, the aggregate amount of which (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed $30,000,000 at any time that ATP Oil & Gas (Netherlands) B.V. is not a Collateral Loan Party.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“Leverage Ratio” shall mean, on any date, the ratio of Total Net Debt on such date to Consolidated EBITDAX for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean the Amendment Agreement, this Agreement and the Security Documents.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Term Loans.

“Management Investors” shall mean the directors, executive officers and other management employees of the Borrower on the Restatement Date.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” shall mean April 14, 2010.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the Oil and Gas Properties and other owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(b), and shall include each Oil and Gas Property and each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, assignments of production, modifications and other security documents delivered pursuant to the Existing Credit Agreement, paragraph (j) of Article IV or pursuant to Section 5.09, each substantially in the form of Exhibit H.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if no Default or Event of Default shall have occurred and shall be continuing at the time of the receipt of such proceeds or at the proposed time of the application thereof, such proceeds shall not constitute Net Cash Proceeds to the extent reinvested or contractually committed to be reinvested in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 180 days of such receipt; and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“New Term Loans” shall mean the Term Loans made or deemed made to the Borrower on the Restatement Date pursuant to Section 2.01, in accordance with Section 1 of the Amendment Agreement. On the Restatement Date, the aggregate outstanding principal amount of the New Term Loans shall be $350,000,000.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“Oil and Gas Business” shall mean (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons; (b) the gathering, treating, processing, storage and selling of any production from such interests or properties; and (c) any business directly relating to or arising directly from exploration for, or development, production, treatment, processing, storage or selling of, Hydrocarbons, or that is or necessary or desirable to facilitate the activities described in this definition.

“Oil and Gas Contracts” shall mean all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties (or related oil and gas gathering assets) or Hydrocarbon Interests of the Borrower and the Subsidiaries, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties of the Borrower and the Subsidiaries, as any such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time to time.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all currently existing or future rights arising under (i) unitization agreements, orders or other arrangements, (ii) pooling orders, agreements or other arrangements and (iii) declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; (d) all pipelines, gathering lines, compression facilities, tanks and processing plants; (e) all interests held in royalty trusts whether currently existing or hereafter created; (f) all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) all tenements, hereditaments, appurtenances, interests and properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above (including (i) any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or property and (ii) any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing); and (h) all production units, and drilling and spacing units (and the properties covered thereby) which may affect all or any portion of the other Oil and Gas Properties and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority having jurisdiction.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“PDP” shall mean Proved Developed Reserves that are categorized as producing in accordance with the petroleum reserves definitions promulgated by the Society of Petroleum Engineers (SPE) Inc. from time to time.

“PDP Coverage Ratio” shall mean, on any date of determination, the ratio of PV-10 Value (determined by substituting the phrase “from PDP production on the Borrower’s and the Subsidiaries’ Oil and Gas Properties” for the phrase “from Proved Reserves on the Borrower’s and the Subsidiaries’ Oil and Gas Properties” appearing in the second line of the definition thereof) on such date to Total Net Debt on such date.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Business Investments” shall mean investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing, storing, treating, selling or transporting oil and gas through agreements, transactions, interests or arrangements that permit a person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including the entry into or acquisition of operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith; provided that an investment in Equity Interests in a person shall not constitute a Permitted Business Investment.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

(f) investments in so-called “auction rate” securities rated AA or higher by S&P or Aa or higher by Moody’s and which have a reset date not more than 90 days from the date of acquisition thereof; and

(g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Equity Interests” shall mean any class or series of Equity Interest the terms of which provide that dividends in respect thereof are payable at a specified rate or that has preference in the payment of dividends or in the liquidation of assets over any other class or series of Equity Interests of the issuer thereof.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse First Boston as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to (a) any Permitted Business Investment in discrete Oil and Gas Properties or (b) any Asset Sale of a Subsidiary, operating entity or discrete Oil and Gas Properties, in the case of each of clauses (a) and (b) for which historical financial statements for the relevant period are available (including pro forma adjustments arising out of events which are directly attributable to the Permitted Business Investment or Asset Sale, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the Staff of the Securities and Exchange Commission, and as certified by a Financial Officer of the Borrower) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Permitted Business Investment or Asset Sale, and all such other Permitted Business Investments or Asset Sales that have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Business Investments had been consummated and incurred at the beginning of such period.

“Proved Developed Reserves” shall mean oil and gas reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

“Proved Reserve Coverage Ratio” shall mean, on any date of determination, the ratio of PV-10 Value on such date to Total Net Debt on such date.

“Proved Reserves” shall mean the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

“PV-10 Value” shall mean, as of any date of determination, the present value of future cash flows from Proved Reserves on the Borrower’s and the Subsidiaries’ Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant to Section 5.04(d), utilizing (i) in the case of any Oil and Gas Properties located in the United States or any of its territories or possessions (including U.S. Federal waters in the Gulf of Mexico), the average of the Three-Year Strip Price for crude oil (WTI Cushing) and natural gas (Henry Hub), quoted on the New York Mercantile Exchange (or its successor), (ii) in the case of any Oil and Gas Properties located in the UK Sector or the Dutch Sector, the average of the Three-Year Strip Price for crude oil (North Sea Brent) and natural gas (UK National Balancing Point), in each case quoted on the International Petroleum Exchange (or its successor) and (iii) in the case of any Oil and Gas Properties located in any other jurisdiction, the average of the Three-Year Strip Price for crude oil and natural gas, in each case quoted on any commodities exchange or other price quotation source generally recognized in the oil and gas industry in such jurisdiction and reasonably acceptable to the Administrative Agent, in the case of each of clauses (i), (ii) and (iii), as of the date as of which the information set forth in such Reserve Report is provided (as adjusted for basis differentials) and utilizing a 10% discount rate. PV-10 Value shall be adjusted to give effect to the Commodity Hedging Agreements of the Borrower and the Subsidiaries then in effect. For purposes of calculating PV-10 Value, any future cash flow calculations set forth in any Reserve Report and made in any currency other than dollars shall be converted into dollars based on the Exchange Rate on the date as of which the information set forth in such Reserve Report is provided.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning assigned to such term in Section 2.11.

“Required Lenders” shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments at such time.

“Reserve Report” shall mean (a) each annual reserve report prepared by an Independent Engineering Firm, in form and detail reasonably acceptable to the Administrative Agent, (b) each semi-annual reserve report prepared by an Independent Engineering Firm (prepared on a “mechanical roll-forward” basis based on the most recent annual reserve report prepared by such firm), and (c) each quarterly reserve report prepared by the Borrower in form and detail reasonably acceptable to the Administrative Agent, in each case with respect to the Oil and Gas Properties of the Borrower and the Subsidiaries as of (x) December 31 of the year immediately preceding the year in which such report is delivered pursuant to Section 5.04(d), in the case of an annual reserve report, (y) June 30 of the year in which such report is delivered pursuant to Section 5.04(d), in the case of a semi-annual reserve report or (z) March 31 or September 30 (as applicable) of such year, in the case of a quarterly reserve report. Each Reserve Report prepared by the Borrower shall be certified by the chief engineering officer of the Borrower as being accurate in all material respects.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restatement Date” shall mean the date on which the Amendment Agreement shall become effective in accordance with its terms.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Second Lien Credit Agreement” shall mean the Second Lien Credit Agreement dated as of March 29, 2004, as amended by Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004, among the Borrower, the lenders from time to time party thereto and Credit Suisse First Boston, as administrative agent and collateral agent.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the UK Security Agreement, the Foreign Pledge Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(c), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Term Loan Commitment” shall mean (a) with respect to each Continuing Lender (as defined in the Amendment Agreement), the outstanding principal amount of such Continuing Lender’s Existing Term Loans as of the Restatement Date and (b) with respect to each Additional Lender (as defined in the Amendment Agreement), the amount of New Term Loans such person commits to make on the Restatement Date as set forth on the signature page of such person to the Amendment Agreement (or such lesser amount as is allocated to such person by the Borrower and Credit Suisse First Boston, in its capacity as arranger of the New Term Loans, by notice to such person on or prior to the Restatement Date), all as set forth on Schedule 2.01, as the same may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Term Loans” shall mean, unless the context otherwise requires, the New Term Loans.

“Three-Year Strip Price” shall mean, as of any date of determination, (a) for the 36-month period commencing with the month immediately following the month in which the date of determination occurs, the monthly futures contract prices for crude oil and natural gas for the 36 succeeding months as quoted on the applicable commodities exchange or other price quotation source as contemplated in the definition of “PV-10 Value” and (b) for periods after such 36-month period, the average of such quoted prices for the period from and including the 25th month in such 36-month period through the 36th month in such period.

“Total Net Debt” shall mean, at any time, (a) the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder), less (b) the amount of unrestricted cash on hand at the Borrower and the Collateral Loan Parties. The fact that the Collateral Agent holds a Lien against funds on deposit in accounts will not cause such funds to be considered restricted for purposes of this definition.

“Total Proved Developed Reserve Volume” shall mean the total volume (expressed in Bcfes) of the Proved Developed Reserves on the Borrower’s and the Subsidiaries’ Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant to Section 5.04(d).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrower, the making of the Borrowings hereunder, (b) the prepayment of the Existing Term Loans, together with accrued and unpaid interest thereon, to the extent such Existing Term Loans are not exchanged for New Term Loans as provided for in the Amendment Agreement, (c) the repayment of all amounts due or outstanding under, and the termination of, the Second Lien Credit Agreement, and (d) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.

“UK Sector” shall mean the jurisdiction of the United Kingdom commonly referred to as the UK Sector—North Sea.

“UK Security Agreement” shall mean the Debenture, substantially in the form of Exhibit E-2, between ATP Oil & Gas (UK) Limited (as chargor) and the Collateral Agent for the ratable benefit of the Secured Parties.

“Underlying Debt Obligations” shall mean, with respect to any Loan Party at any given time, the aggregate amount (whether matured or not) owing by such Loan Party at such time under the Loan Documents (other than the amount of such Loan Party’s Dutch Parallel Debt).

“USA Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03. Pro Forma Calculations. With respect to any period during which any Permitted Business Investment of the type described in clause (a) of the definition of the term “Pro Forma Basis” or Asset Sale of the type described in clause (b) of such definition occurs as permitted pursuant to the terms hereof, the Leverage Ratio, the Interest Coverage Ratio, the Current Ratio and each of the Asset Coverage Ratios shall be calculated with respect to such period and such Permitted Business Investment or Asset Sale on a Pro Forma Basis.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Restatement Date (notwithstanding anything to the contrary contained herein, in the manner contemplated by Section 1 of the Amendment Agreement), in a principal amount not to exceed its Term Loan Commitment. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, on such date, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, (A) for the first two days following the date such amount is made available to the Borrower, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) and (B) thereafter, at the Alternate Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03. Borrowing Procedure. In order to request the Borrowing to be made on the Restatement Date, the Borrower shall hand deliver or fax (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent a duly completed Borrowing Request not later than 12:00 (noon), New York City time, one Business Day before the proposed Borrowing. Such Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the non-refundable administration fees set forth in the Fee Letter at the times and in the amounts specified therein.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination of Commitments. The Term Loan Commitments shall automatically terminate upon the making of the New Term Loans on the Restatement Date.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent not later than 12:00 (noon), New York City time, (a) one Business Day prior thereto, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) three Business Days prior thereto, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) three Business Days prior thereto, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Section 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

(viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

SECTION 2.11. Repayment of Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a

“Repayment Date”), a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(e)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
June 30, 2005	$875,000
September 30, 2005	$875,000
December 31, 2005	$875,000
March 31, 2006	$875,000
June 30, 2006	$875,000
September 30, 2006	$875,000
December 31, 2006	$875,000
March 31, 2007	$875,000
June 30, 2007	$875,000
September 30, 2007	$875,000
December 31, 2007	$875,000
March 31, 2008	$875,000
June 30, 2008	$875,000
September 30, 2008	$875,000
December 31, 2008	$875,000
March 31, 2009	$875,000
June 30, 2009	$84,000,000
September 30, 2009	$84,000,000
December 31, 2009	$84,000,000
Maturity Date	$84,000,000

(b) In the event and on each occasion that any Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

(c) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) Optional prepayments of Loans at any time during the applicable periods set forth in this Section 2.12(b) shall be accompanied by a payment of a prepayment fee in an amount (expressed as a percentage of the principal amount of the Loans to be repaid) equal to (i) 3.00%, if such prepayment occurs on or prior to March 31, 2006, (ii) 2.00%, if such prepayment occurs after March 31, 2006, but on or prior to March 31, 2007, and (iii) 1.00%, if such prepayment occurs after March 31, 2007, but on or prior to March 31, 2008.

(c) Optional prepayments of Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11.

(d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty, except as provided in Section 2.12(b). All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(e).

(b) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.13(e); provided, however, that if at the time of such Equity Issuance the Leverage Ratio (after giving effect to such Equity Issuance and the proposed use of the proceeds thereof) would be less than 2.5 to 1.0, then the amount required to be so applied shall be reduced to 25% of such Net Cash Proceeds.

(c) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2005, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to 75% of Excess Cash Flow in excess of $5,000,000 for the fiscal year then ended; provided, however, that in the event the Leverage Ratio at the end of such fiscal year was less than 2.5 to 1.0, then such amount shall be reduced to 50% of such Excess Cash Flow in excess of $5,000,000.

(d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance of Indebtedness for money borrowed or consisting of Disqualified Capital Stock of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed or consisting of Disqualified Capital Stock permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).

(e) Mandatory prepayments of outstanding Loans under this Agreement shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11. All such mandatory prepayments shall be applied to all Loans outstanding on the date of prepayment on a pro rata basis.

(f) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(g) Notwithstanding the foregoing, any Lender may elect, by written notice to the Administrative Agent at least two Business Days prior to the applicable prepayment date, to decline all (but not less than all) of any mandatory prepayment of its Loans pursuant to this Section 2.13, in which case the aggregate amount of the prepayment that would have been applied to prepay Loans but was so declined shall be retained by the Borrower.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender sustains or incurs as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15 and in respect of any election made pursuant to Section 2.13(g), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of any prepayment fee, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other

Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.21. Assignment of Commitments or Loans Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03. Enforceability. The Amendment Agreement has been duly executed and delivered by the Borrower and constitutes, and this Agreement constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) the recordation of modifications to the Mortgages reflecting the making of the New Term Loans, (c) the filing of modifications to the UK Security Agreement with the UK Companies House reflecting the making of the New Term Loans and (d) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2004, audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2004.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Other than the Oil and Gas Properties (which are the subject of paragraph (b) below), the Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) The Borrower and each of the Subsidiaries has good and marketable title to all of the Oil and Gas Properties included in the most recent Reserve Report delivered pursuant to 5.04(d) free from all Liens, claims and title imperfections, except for (i) such imperfections of title as do not in the aggregate detract from the value thereof to, or the use thereof in, the business of the Borrower or any of its Subsidiaries in any material respect, (ii) Oil and Gas Properties disposed of since the date of the most recent Reserve Report as permitted by Section 6.05, and (iii) Liens expressly permitted by Section 6.02. The quantum and nature of the interest of the Borrower and the Subsidiaries in and to the Oil and Gas Properties as set forth in each Reserve Report includes or will include the entire interest of the Borrower and the Subsidiaries in such Oil and Gas Properties as of the date of such Reserve Report and are or will be complete and accurate in all material respects as of the date of such Reserve Report; and there are no “back-in” or “reversionary” interests held by third parties which could reduce the interest of the Borrower and the Subsidiaries in such Oil and Gas Properties in any material respect, except as expressly set forth or given effect to in such Reserve Report.

(c) Each of the Borrower and each of the Subsidiaries has complied with all obligations under all licenses, leases and term mineral interests in the Oil and Gas Properties and all such licenses, leases and term mineral interests are valid, subsisting and in full force and effect, and neither the Borrower nor any of the Subsidiaries has knowledge that a default exists under any of the terms or provisions, express or implied, of any of such licenses, leases or interests or under any agreement to which the same are subject, except to the extent any inaccuracy in the foregoing could not reasonably be expected to result in a Material Adverse Effect. All of the Oil and Gas Contracts and obligations of the Borrower and the Subsidiaries that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of the Borrower and the Subsidiaries party thereto, except to the extent any inaccuracy in the foregoing could not reasonably be expected to result in a Material Adverse Effect. None of the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower and the Subsidiaries, any other party to any licenses, leases or term mineral interests in the Oil and Gas Properties or any Oil and Gas Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, except such that could not reasonably be expected to result in a Material Adverse Effect or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any licenses or lease in the Oil and Gas Properties or any Oil and Gas Contract. Each of the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such licenses, leases and term mineral interests.

(d) The Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(e) Neither the Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Restatement Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Neither of the Borrower nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation applicable to the Oil and Gas Business or any other applicable law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a) Except as set forth on Schedule 3.10, none of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.10, none of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrower or any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preliminary statement to this Agreement.

SECTION 3.14. Tax Returns. Each of the Borrower and each of the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16. Employee Benefit Plans. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that is material, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used to fund such plan) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that is material.

SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability on its part.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Restatement Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) with respect to all Pledged Collateral (as defined in the Guarantee and Collateral Agreement) previously delivered to and in possession of the Collateral Agent, the Guarantee and Collateral Agreement constitutes, or in the case of Pledged Collateral to be delivered to the Collateral Agent in the future, the Guarantee and Collateral Agreement will constitute, a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) together with the financing statements previously filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

(b) The filing made pursuant to the Guarantee and Collateral Agreement currently on file with the United States Patent and Trademark Office, together with the financing statements previously filed in the offices specified on Schedule 3.19(a), constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

(c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the modifications to the Mortgages referred to in Section 3.04(a) are recorded in the offices specified on Schedule 3.19(b), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

(d) The UK Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Security Assets (as defined therein) and the proceeds thereof, and when the modification thereto referred to in Section 3.04(a) (or notice thereof) has been duly filed in the offices specified on Schedule 3.19(c) in accordance with the requirements of the Companies Act 1985, the UK Security Agreement shall constitute a fully perfected Lien, and security interest in, all right, title and interest of ATP Oil & Gas (UK) Limited in such Security Assets and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

(e) The Foreign Pledge Agreements are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Foreign Pledged Collateral described therein and the proceeds thereof and when the Foreign Pledge Agreements are filed in the offices specified on Schedule 3.19(c), or other appropriate instruments are filed or other actions are taken, all as described on Schedule 3.19(c), the Foreign Pledge Agreements shall provide for a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Foreign Pledged Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

SECTION 3.20. Location of Oil and Gas Properties, Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Restatement Date all Oil and Gas Properties of the Borrower and the Subsidiaries and the location and a property description thereof.

(b) Schedule 3.20(b) lists completely and correctly as of the Restatement Date all real property (other than Oil and Gas Properties) owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(b).

(c) Schedule 3.20(c) lists completely and correctly as of the Restatement Date all real property (other than Oil and Gas Properties) leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leasehold interests in all the real property set forth on Schedule 3.20(c).

SECTION 3.21. Future Commitments. As of the Restatement Date, on a net basis there are no material gas imbalances, take-or-pay or other prepayments with respect to any Oil and Gas Property of the Borrower or any Subsidiary that would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

SECTION 3.22. Labor Matters. As of the Restatement Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.23. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Restatement Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, taken as a whole; (b) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Date.

(b) ATP Oil & Gas (UK) Limited (i) was not, at the time the floating charge was created by the UK Security Agreement, unable to pay its debts (as such expression is defined in section 123 of the UK Insolvency Act 1986) and (ii) did not become unable to pay its debts within the meaning of that section as a consequence of the creation of such floating charge.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make the New Term Loans hereunder on the Restatement Date are subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received a notice of the Borrowing as required by Section 2.03.

(b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed at or prior to the time of such Borrowing, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

(d) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Jackson Walker L.L.P., counsel for the Borrower, substantially to the effect set forth in Exhibit G-1, and (ii) each local counsel listed on Schedule 4(d), substantially to the effect set forth in Exhibit G-2, in each case (A) dated the Restatement Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(e) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent.

(f) The Administrative Agent shall have received (i) a certificate, dated the Restatement Date and signed by the Secretary or Assistant Secretary of each Loan Party, certifying that (A) except as set forth on any schedule attached thereto, the certificate or articles of incorporation of such Loan Party previously delivered on the Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (B) except as set forth on any schedule attached thereto, the by-laws of such Loan Party as in effect and delivered on the Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (C) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Amendment Agreement (including Exhibit A thereto in the form of this Agreement) and the other Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) attached thereto is a certificate as to the good standing of such Loan Party as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (E) as to the incumbency and specimen signature of each officer executing the Amendment Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above; and (iii) such other documents as the Lenders or the Administrative Agent may reasonably request.

(g) The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Article IV.

(h) The Administrative Agent shall have received the financial statements and opinion referred to in Section 3.05 (which shall not reflect a material adverse change in the financial condition of the Borrower from the forecasts previously provided to the Lenders in the Confidential Information Memorandum).

(i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(j) The Security Documents shall be in full force and effect on the Restatement Date, and each document (including Uniform Commercial Code financing statements and modifications to the Mortgages referred to in Section 3.04(a)) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create or continue in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority Lien on, and security interest in, the Collateral (subject to any Liens expressly permitted by Section 6.02) shall have been delivered to the Collateral Agent. The Pledged Collateral (as

defined in the Guarantee and Collateral Agreement) and the Foreign Pledged Collateral shall be duly and validly pledged under the Guarantee and Collateral Agreement or the applicable Foreign Pledge Agreement, as the case may be, to the Collateral Agent for the benefit of the Secured Parties, and certificates representing such Pledged Collateral and Foreign Pledged Collateral, in each case accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to the Collateral Agent.

(k) The Collateral Agent shall have received a certificate, dated the Restatement Date and signed by a Responsible Officer of the Borrower, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate is complete, correct and accurate as of the Restatement Date.

(l) The Amendment Agreement shall have become effective in accordance with its terms.

(m) The Existing Term Loans (to the extent such Existing Term Loans are not exchanged for New Term Loans as provided for in the Amendment Agreement), together with accrued and unpaid interest thereon, shall have been repaid, or shall be repaid simultaneously with the Borrowing of the New Term Loans hereunder.

(n) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Second Lien Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or Preferred Equity Interests other than (a) Indebtedness outstanding under this Agreement and (b) Indebtedness set forth on Schedule 6.01.

(o) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

(p) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses; Oil and Gas Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

(c) Comply in all material respects with the terms and provisions of all oil and gas leases and licenses relating to the Oil and Gas Properties of the Borrower and the Subsidiaries and all contracts and agreements relating thereto or to the production and sale of Hydrocarbons therefrom; and with respect to any such Oil and Gas Properties or oil and gas gathering assets that are operated by operators other than the Borrower or a Subsidiary, use all commercially reasonable efforts to enforce in a manner consistent with industry practice the operator’s contractual obligations to maintain, develop, and operate such Oil and Gas Properties and oil and gas gathering assets in accordance with the applicable operating agreements.

SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies or certificates evidencing such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a relevant policy) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form” commercial general liability endorsement and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $10,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

(d) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies or certificates evidencing such policy or policies.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien (or, in the case of an involuntary Lien of the type described in Section 6.02(e), such Lien remains in effect and unreleased for no more than 30 days after the date it is imposed) and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04. Financial Statements, Reserve Reports, etc. In the case of the Borrower, furnish to the Administrative Agent:

(a) within 95 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the chief financial officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) describing the material terms of (x) any Asset Sales and (y) any sales, transfers or other dispositions of the nature described in clause (y) to the proviso in the definition of the term “Asset Sale”, in each case, that occurred during the preceding quarter (including, as applicable, the nature of the assets sold, the sale price and Net Cash Proceeds therefrom and the amount of proceeds from all Asset Sales during such period that have been reinvested or that are awaiting reinvestment in accordance with the definition of the term “Net Cash Proceeds”) and (iii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.12, 6.13, 6.14 and 6.15 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, (x) setting forth the Borrower’s calculation of Excess Cash Flow and (y) certifying a list of names of all Immaterial Foreign Subsidiaries and that each Subsidiary set forth on such list qualifies as an Immaterial Foreign Subsidiary;

(d) prior to or concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Reserve Report (which shall be (i) an annual Reserve Report (as described in the definition of such term) in the case of a Reserve Report delivered in connection with annual financial statements, (ii) a semi-annual Reserve Report (as so described) in the case of a Reserve Report delivered in connection with quarterly financial statements for the fiscal quarter ended June 30 or (iii) a quarterly Reserve Report (as so described) in the case of a Reserve Report delivered in connection with other quarterly financial statements) setting forth, among other things, (i) the Oil and Gas Properties owned by the Borrower and the Subsidiaries and covered by such Reserve Report, (ii) the Proved Reserves attributable to such Oil and Gas Properties and (iii) a projection of the rate of production and net income of such Proved Reserves as of the date as of which the information set forth in such Reserve Report is provided, all in accordance with the guidelines published by the Securities and Exchange Commission (but utilizing the pricing parameters set forth in the definition of the term PV-10 Value (and, in the case of an annual Reserve Report, in addition to such pricing parameters those specified in such Securities and Exchange Commission guidelines)) and utilizing such operating cost and other assumptions as proposed by the Company and agreed to by the Administrative Agent (or, if no such agreement is reached, such cost and other assumptions as the Administrative Agent shall from time to time specify);

(e) concurrently with the delivery of each Reserve Report under paragraph (d) above, a certificate of a Financial Officer showing any additions to or deletions from the Oil and Gas Properties made by the Borrower and the Subsidiaries since the date of the most recently delivered previous Reserve Report;

(f) at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(h) promptly after the receipt thereof by the Borrower or any Subsidiary, a copy of any “management letter” (whether in final or draft form) received by any such person from its certified public accountants and the management’s response thereto;

(i) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000; and

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of any such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of any such person with the officers thereof and independent accountants therefor.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the preliminary statement to this Agreement.

SECTION 5.09. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject only to Liens permitted by Section 6.02) of the Liens created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent; provided, however, that no Immaterial Foreign Subsidiary shall be required to pledge any of its assets or properties or to grant any security interest therein under the Guarantee and Collateral Agreement or other applicable Security Document, unless and until it shall have ceased to be an Immaterial Foreign Subsidiary, in which case the Borrower will cause such Subsidiary to promptly so pledge its properties and assets and grant a security interest therein. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, first priority perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured on a first priority basis by substantially all the assets of the Borrower and its Subsidiaries (other than Immaterial Foreign Subsidiaries) (including Oil and Gas Properties and other real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.09. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any Oil and Gas Property or real property (or any interest in any Oil and Gas Property or real property) having a value in excess of $1,000,000. It is understood and agreed that, notwithstanding anything to the contrary in the foregoing, the Borrower and the Subsidiaries will not be required to grant a security interest in or mortgage on any Oil and Gas Property under this paragraph (a) that would not otherwise be required under paragraph (c) of this Section 5.09.

(b) Within 60 days after the making of a request therefor by the Administrative Agent, furnish such title opinions and/or title information as may be necessary to achieve title opinion/title information coverage with respect to Oil and Gas Properties representing in the aggregate not less than 90% of PV-10 Value as set forth in the Reserve Report most recently delivered pursuant to Section 5.04(d) prior to the making of such request.

(c) Regularly monitor engineering data covering all Oil and Gas Properties of the Borrower and the Subsidiaries and mortgage or cause to be mortgaged such of the same to the Collateral Agent on behalf of the Secured Parties pursuant to a Mortgage to the extent necessary to ensure that (subject to the operation of Section 9.17) the Obligations shall at all times be secured by first priority perfected Liens and security interests in each Oil and Gas Property having an individual value of $2,500,000 or more (on a contribution to PV-10 Value basis) and Oil and Gas Properties in the aggregate representing not less than 95% of PV-10 Value.

SECTION 5.10. Commodity Hedging Agreements. Maintain in effect Commodity Hedging Agreements with one or more Approved Counterparties that establish minimum fixed prices reasonably acceptable to the Administrative Agent on a volume of Hydrocarbons equal to not less than 40% of the projected PDP production (measured as of each date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively) from the Oil and Gas Properties of the Borrower and the Subsidiaries for the succeeding twelve calendar months on a rolling twelve calendar month basis.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Restatement Date and set forth in Schedule 6.01;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $50,000,000 at any time outstanding;

(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $50,000,000 at any time outstanding;

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) Indebtedness consisting of reimbursement obligations or other obligations as an account party in respect of letters of credit issued for the account of the Borrower or any Subsidiary in the ordinary course of business in an amount not in excess of $2,500,000 at any time outstanding; and

(h) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $30,000,000 at any time outstanding.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Restatement Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Restatement Date;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

(d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, or to secure letters of credit issued to ensure payment or performance of any of the foregoing the obligations in respect of which are permitted under Section 6.01(g);

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i) purchase money security interests or other Liens in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests or other Liens secure Indebtedness permitted by Section 6.01, (ii) such security interests or other Liens are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests or other Liens do not apply to any other property or assets of the Borrower or any Subsidiary;

(j) Liens arising out of judgments or awards in respect of which the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $5,000,000 at any time outstanding;

(k) deposits of cash collateral required under the terms of Commodity Hedging Agreements entered into in the ordinary course of business in compliance with Section 5.11 in an amount not exceeding $5,000,000 at any time;

(l) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business; provided that the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the Borrower or the applicable Subsidiary, as the case may be, do not exceed, at any time outstanding, the amount owing by the Borrower or such Subsidiary, as applicable, for two months’ billed operating expenses or other expenditures attributable to such person’s interest in the property covered thereby; and provided further that the obligations secured thereby do not constitute obligations in respect of borrowed money;

(m) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, provided that the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the Borrower or the applicable Subsidiary, as the case may be, do not exceed, at any time outstanding, the amount owing by the Borrower or such Subsidiary, as applicable, for two months’ payments as due thereunder; and

(n) Liens on pipeline or pipeline facilities that arise under operation of law.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

(a) (i) investments by the Borrower and the Subsidiaries existing on the Restatement Date in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Collateral Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement or other applicable Security Document and (B) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Subsidiaries that are not Collateral Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances), excluding the amount of L-06 Investments, shall not exceed $5,000,000 at any time outstanding;

(b) Permitted Investments;

(c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Collateral Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement or other applicable Security Document and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Collateral Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d) L-06 Investments;

(e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(f) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 at any time;

(g) the Borrower or any Subsidiary may enter into Hedging Agreements that (i) are required by Section 5.10 or (ii) are not speculative in nature;

(h) Permitted Business Investments; provided that (i) the aggregate amount of Permitted Business Investments in any fiscal year does not exceed $75,000,000 and (ii) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing;

(i) in addition to investments permitted by paragraphs (a) through (h) above, additional investments, loans and advances by the Borrower and the Subsidiaries (other than investments, loans and advances to Subsidiaries that are not Collateral Loan Parties) so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (i) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $5,000,000 in the aggregate.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell Hydrocarbons and other inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make Permitted Business Investments in accordance with Section 6.04.

(b) Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale (x) involves the sale, transfer, lease or other disposition of Hydrocarbon Interests for consideration that consists of Hydrocarbon Interests or a combination of Hydrocarbon Interests and cash or (y) is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed, in the aggregate, the greater of (I) $75,000,000 or (II) 7.5% of PV-10 Value.

SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $1,000,000 in any fiscal year; (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay regularly scheduled cash dividends on any Preferred Equity Interests issued after the Closing Date in accordance with the terms of this Agreement, and (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments under this clause (iv) in an amount not to exceed $5,000,000 in any fiscal year.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07. Transactions with Affiliates. Except for transactions by or among Collateral Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.08. Business of the Borrower and Subsidiaries. Engage at any time in any business or business activity other than the Oil and Gas Business.

SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, (A) any subordinated Indebtedness or (B) any Disqualified Capital Stock, or (ii) pay in cash any amount in respect of any Indebtedness or Preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities, other than with respect to any Preferred Equity Interests issued after the Closing Date in accordance with the terms of this Agreement.

SECTION 6.10. Forward Sales. Except in accordance with usual and customary practice in the Oil and Gas Business and except for Hydrocarbon imbalances not in excess of the greater of (i) 3 Bcfe or (ii) 3% of projected PDP production from time to time from the Oil and Gas Properties of the Borrower and the Subsidiaries for the succeeding twelve calendar months, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which the Borrower or any of the Subsidiaries, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

SECTION 6.11. Limitation on Commodity Hedging. Enter into any Commodity Hedge Agreement if, after giving effect thereto the total volume of Hydrocarbons to be hedged under Commodity Hedging Agreements would exceed, at the time of entering into any Commodity Hedge Agreement, 80% of the projected PDP production from the Oil and Gas Properties of the Borrower and the Subsidiaries for the period during which such Commodity Hedging Agreement is in effect.

SECTION 6.12. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending on the last day of any fiscal quarter to be less than 2.50 to 1.00.

SECTION 6.13. Maximum Leverage Ratio. Permit the Leverage Ratio at the end of any fiscal quarter during any period set forth below to be greater than the ratio set forth opposite such period below:

Date or Period	Ratio
Restatement Date through and including June 30, 2005	3.00 to 1.00
July 1, 2005 through and including December 31, 2005	3.50 to 1.00
Thereafter	3.00 to 1.00

SECTION 6.14. Minimum Current Ratio. Permit the Current Ratio at the end of any fiscal quarter to be less than 1.0 to 1.0.

SECTION 6.15. Minimum Asset Coverage Ratios. (a) Permit (i) the Proved Reserve Coverage Ratio at June 30 or December 31 of any fiscal year to be less than 2.5 to 1.0 or (ii) the PDP Coverage Ratio at June 30 or December 31 of any fiscal year to be less than 0.5 to 1.0.

(b) Permit the Debt to Reserve Amount at the end of any fiscal year (and, if the proviso to this Section 6.15(b) is applicable, at June 30, 2006) to be greater than $2.50; provided,however, that if such amount is exceeded at the end of the fiscal year ending on December 31, 2005, any Default arising therefrom shall, notwithstanding anything herein to the contrary, be waived and disregarded, and such amount shall be retested at June 30, 2006.

SECTION 6.16. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material

Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement or other applicable Security Document;

(m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

The Lenders hereby irrevocably appoint the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, to it at 4600 Post Oak Place, Suite 200, Houston, TX 77027, Attention of Chief Financial Officer (Fax No. (713) 622-5101, with a copy to Jackson Walker L.L.P. at 1401 McKinney, Suite 1900, Houston, Texas 77010, Attention of David G. Dunlap (Fax No. (713) 752-4221);

(b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective as set forth in the Amendment Agreement.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), (ii) the parties to each such assignment shall (A) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) if no such system shall then be specified by the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any amounts accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans owing to it and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor (other than in connection with a transaction permitted hereunder) or all or substantially all of the Collateral (except in accordance with Section 9.17)).

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the credit facilities provided for herein), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS OR TO EXTENT THE LAWS OF ANOTHER JURISDICTION MANDATORILY GOVERN ANY LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as expressly provided in this Agreement or any other Loan Document.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, or waive or excuse the payment of (or extend the date for payment of) any prepayment fee, or reduce the amount thereof, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section, or release any Guarantor (other than in connection with a transaction permitted hereunder) or all or substantially all of the Collateral (except in accordance with Section 9.17), without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the Fee Letter and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. [Intentionally Omitted].

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; provided that notice of the use of any such alternative means of service shall be provided to each affected party in the manner provided in Section 9.01.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. Release of Guarantees and Collateral in Certain Circumstances. If the Borrower reasonably determines that the Guarantee given by any Subsidiary Guarantor or the Collateral granted by any Subsidiary that is a Collateral Loan Party (other than, in each case, any Subsidiary Guarantor or Collateral Loan Party that is a Domestic Subsidiary), in each case under the Guarantee and Collateral Agreement or other applicable Security Document, will result in the Borrower being deemed to have received a dividend for U.S. federal income tax purposes, then, upon notice thereof by the Borrower to the Administrative Agent and provided that (a) no Default or Event of Default has occurred and is continuing and (b) after giving effect to the proposed release the Borrower would be in pro forma compliance with the covenant set forth in Section 5.09(c) (substituting for purposes of making such determination the phrase “not less than 75% of PV-10 Value” for the phrase “not less than 95% of PV-10 Value” set forth therein), such Guarantee and such Collateral shall be released, and the pledge of the Equity Interests of such Subsidiary Guarantor under the Guarantee and Collateral Agreement or other applicable Security Document shall be reduced to 100% of the non-voting Equity Interests (if any) and 65% of the voting Equity Interests of such Subsidiary Guarantor. In connection with any such release, the Collateral Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents the Borrower shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 9.17 shall be without recourse to or warranty by the Collateral Agent.

SECTION 9.18. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.

SECTION 9.19. Parallel Debt. (a) Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents and solely for the purpose of ensuring and preserving the validity and effect of the security rights granted and to be granted under or pursuant to the Security Documents governed by the laws of The Netherlands (the “Dutch Security Agreements”), each of the Lenders and the other parties hereto hereby acknowledges and consents to (i) each Loan Party that is party to the Dutch Security Agreements undertaking herein to pay to the Collateral Agent, in its individual capacity and not as agent, representative or trustee, as a separate independent obligation to the Collateral Agent, the amount of its Dutch Parallel Debt (which each such Loan Party hereby so undertakes to do), and (ii) the security rights contemplated by the Dutch Security Agreements being granted in favor of the Collateral Agent in its individual capacity as security for its claims under the Dutch Parallel Debt.

(b) Each Loan Party acknowledges and agrees that it may not pay its Dutch Parallel Debt other than at the instruction of, and in the manner instructed by, the Collateral Agent; provided, however, that no Loan Party shall be obligated to pay any amount of its Dutch Parallel Debt unless and until a corresponding amount of its Underlying Debt Obligations shall have become due and payable.

(c) To the extent any amount is paid to and received by the Collateral Agent in payment of the Dutch Parallel Debt and the Collateral Agent has turned over any amounts received by it in respect to the Dutch Parallel Debt to the Lenders as their interests appeared with respect to the Underlying Debt Obligations, the total amount due and payable in respect of the Underlying Debt Obligations shall be decreased as if such amount were received by the Lenders or any of them in payment of the corresponding Underlying Debt Obligations.

SECTION 9.20. Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Credit Agreement from and after the Restatement Date with respect to the Loans outstanding under the Existing Credit Agreement as of the Restatement Date. The parties hereto acknowledge and agree, however, that except to the extent contemplated hereby with respect to the borrowing of the New Term Loans and prepayment of certain of the Existing Term Loans in accordance with the Amendment Agreement, (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Restatement Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (c) the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (d) all references in the other Loan Documents to the Credit Agreement shall be deemed to refer without further amendment to this Agreement.